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                                                                   EXHIBIT 10.7


                                                                           DRAFT
                                                                         6/21/96
                            HERITAGE HOLDINGS, INC.
                               UNIT PURCHASE PLAN

         Heritage Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the Heritage Holdings, Inc. Unit Purchase Plan (the "Plan") effective as of ______________________________, 1996.

         1. Purpose. The purpose of the Plan is to promote the interests of the Company and the Partnership by encouraging employees of the Company and its Subsidiaries to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

         2.      Definitions.  As used in this Plan:

                 (a)      "Board" means the Board of Directors of the Company.

                 (b) "Committee" means the committee appointed to administer the Plan pursuant to Paragraph 13.

                 (c) "Employee" means any individual who is a full-time employee of the Company, the Partnership or a Subsidiary, but excluding any Employee covered by a collective bargaining agreement unless such bargaining agreement provides for his participation in the Plan.

                 (d) "Employer" means the Company, the Partnership or a Subsidiary, as the case may be.

                 (e)      "Partnership" means Heritage Propane Partners, L.P.

                 (f) "Purchase Period" means the 10-day period following the end of each calendar quarter; provided, however, the Purchase Period shall include such other periods, if any, as may be designated by the Committee from time to time.

                 (g) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

                 (h) "Subsidiary" means any entity in which, at the relevant time, the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity.

                 (i) "Units" means a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.



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         3.      Units Available Under Plan.  The maximum number of Units that may be purchased for Employees under this Plan is 20,000. Units to be delivered under the Plan may be Units acquired by the Company in the open market, Units already owned by the Company, Units acquired by the Company directly from the Partnership or any other person, or any combination of the foregoing. Upon an Employee's termination of employment with the Employers, all amounts then credited to his notional account under the Plan, if any, shall be paid to the terminated Employee as soon as practicable. In the event that any change is made to the Units deliverable under the Plan, the Committee may make appropriate adjustments in the maximum number of Units deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

         4. Employee Withholding Elections. The Committee shall provide an Employee the ability to purchase Units under this Plan upon the following terms and conditions:

                 (a) Effective as of the beginning of any month, an Employee may elect to have his Employer withhold from his base salary or base wages each future pay period for the purchase of Units hereunder a designated percentage of his base pay (in whole percentages only not to exceed 10%). An Employee may change (within the above limitations) or stop his withholding election at any time, however, only one such change may be made during any calendar year. All Employee elections and any changes to an election shall be in such written form as the Committee or its delegate may establish from time to time.

                 (b) Each withholding election made by an Employee hereunder shall be an ongoing election until the earlier of the date changed by the Employee or the date the Employee ceases to be eligible to participate in the Plan.

                 (c) The Employers shall maintain for each electing Employee a separate notional or ledger account reflecting the aggregate amount of his base pay that has been withheld and not yet applied to the purchase of Units for such Employee. Amounts of base pay withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest.

                 (d) During each Purchase Period, the Employers shall use, to the fullest extent practicable, all amounts then credited to the notional accounts of the electing Employees to purchase Units for such Employees. Purchases of Units may be made at any time or times during the Purchase Period on any securities exchange on which the Units are traded, in the over-the-counter market and/or in negotiated transactions as the Committee shall determine. Any amounts credited to a notional account and not so applied during a Purchase Period shall be returned to the Employee.

                 (e) Upon an Employee's termination of Employment with the Employers, all amounts then credited to his notional account under the Plan, if any, shall be paid to the terminated Employee as soon as practicable.




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         5.       Purchases of Units and Plan Expenses.  During each Purchase
Period the Employer shall purchase for its Employees the maximum number of whole Units that can be acquired based on the sum of (i) amounts then credited to the Employees' notional accounts and (ii) an amount, as determined from time to time by the Committee, not to exceed 10% of the price of the Units to be purchased. The Employers shall pay, other than from the notional accounts, all brokerage fees and other costs and expenses of the Plan.

         6. Reimbursements of Employee Purchases. At any time during a year an Employee may furnish evidence satisfactory to the Company that during that year (i) the Employee has purchased, while an Employee, Units on the open-market and (ii) the Employee continues to own such Units. To the extent the purchase price paid by the Employee for such Units, when aggregated with any amounts withheld for such Employee pursuant to Paragraph 4 does not exceed 10% of his base pay for the year (through the date of reimbursement), the Company should reimburse (pay to) the Employee an amount equal to the sum of (x) the 10% of the purchase price of such Units and (y) any reasonable brokerage fees and expenses incurred on such purchase.

         7. Sale of Units. If an Employee sells or otherwise disposes of any Units that the Employee has either acquired pursuant to or been reimbursed for under this Plan, the Employee shall not be eligible to again participate in the Plan and any amounts then credited to his notional account shall be paid to the Employee as soon as practicable.

         8. No Fractional Units. The Employer will not be required to deliver any fractional Units pursuant to this Plan.

         9. Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with either the purchase of Units for an Employee or the reimbursement for a purchase of Units, it will be a condition to the receipt of such Units or reimbursement that the Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in the Employee's notional account or reimbursement as the case may be.

         10. Rule 16b-3. It is intended that the Plan and any purchases by a person subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any provision of the Plan would disqualify the Plan, or would otherwise not comply with, Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3.

         11. Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, in the case of any Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Units solely with a view to investment for his or her




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own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

         12. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with
(i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

         13. Administration of the Plan. (a) This Plan will be administered by a Committee, which at all times will consist entirely of not less than three directors appointed by the Board, each of whom will be a "disinterested person" within the meaning Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

         (b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Employees who may participate; (ii) determine the number of Units to be purchased by an Employee; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

         (c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

         14. Amendments, Termination, Etc. (a) This Plan may be amended from time to time by the Board but may not be amended by the Board without further approval by the general partner of the Partnership if such amendment would result in this Plan no longer satisfying the requirements of Rule 16b-3.

         (b) This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company, the Partnership or any Subsidiary, nor will it





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interfere in any way with any right the Company, the Partnership or Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

         (c) This Plan may be terminated at any time by the Board and shall automatically terminate when all Units authorized for purchase pursuant to the Plan have been purchased. On termination of the Plan, all amounts then remaining credited to the notional accounts for Employees shall be returned to the affected Employees.

         15. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.
















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